Exhibit 16.1

June 29, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Astea International Inc.
File No. 0-26330

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Astea International Inc. dated June 29, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,